Exhibit 99.1

NEWS RELEASE

Dawson Geophysical Company

508 W. Wall, Suite 800

Midland, TX 79701

Company contact:

Stephen C. Jumper, CEO and President

Christina W. Hagan, Chief Financial Officer

(800) 332-9766

www.dawson3d.com

DAWSON GEOPHYSICAL REPORTS

THIRD QUARTER AND NINE MONTH RESULTS

Company Reports an Increase in Third Quarter Net Income

And EBITDA over Comparative 2011 Quarter

MIDLAND, Texas, August 1, 2012/PR Newswire/ — Dawson Geophysical Company (NASDAQ:DWSN) today reported revenues of $68,348,000 for the quarter-ended June 30, 2012, the Company’s third quarter of fiscal 2012, compared to $98,033,000 for the same quarter in fiscal 2011. Net income increased to $1,141,000, or $0.15 per share in the third quarter of fiscal 2012 compared to net income of $334,000, or $0.04 per share in the same quarter of fiscal 2011. EBITDA for the third quarter of fiscal 2012 increased to $10,437,000 compared to $8,821,000 in the comparable quarter of fiscal 2011. The Company’s lower revenues during the third fiscal quarter of 2012 were primarily the result of lower utilization rates and lower third-party reimbursable charges during the quarter. The Company’s improved net income and EBITDA during the third fiscal quarter of 2012 was primarily due to reduced operating expenses during the 2012 quarter as well as the high level of merger transaction costs during the third quarter of fiscal 2011.

Third Quarter and Nine Month Highlights

•	Generated an 18 percent increase in EBITDA to $10,437,000 compared to $8,821,000 for the quarter-ended June 30, 2011;

•

Generated a 241 percent increase in net income to $1,141,000, or $0.15 earnings per share for the three-month period ended June 30, 2012, compared to net income of $334,000, or $0.04 earnings per share for the corresponding 2011 period;

•	Generated revenues during the nine-month period ended June 30, 2012 of $246,276,000 compared to $249,023,000 for the comparable nine-month period of fiscal 2011;

•	Generated a 161 percent increase in EBITDA for the nine-month period ended June 30, 2012 to $38,985,000 compared to $14,939,000 for the nine-month period of fiscal 2011;

•

Generated net income of $9,961,000, or $1.27 earnings per share, for the nine-month period ended June 30, 2012 compared to a net loss of $6,190,000, or $0.79 loss per share, for the comparable nine-month period of fiscal 2011;

•

Strengthened order book capable of sustaining fourteen crews well into fiscal 2013 with current projects in the Permian Basin, Eagle Ford Shale, Mississippi Lime of Oklahoma and Kansas, Niobrara, Bakken and Marcellus Shale areas; and

•	Continued preparations to operate in Canada during the 2012-2013 winter season.

NEWS RELEASE

Dawson Geophysical Company

508 W. Wall, Suite 800

Midland, TX 79701

Third Quarter Results

The revenue decrease in the quarter ended June 30, 2012 was primarily the result of lower utilization rates during the second half of the quarter, higher than normal downtime due to weather and agricultural operations in several areas of the country and a significant reduction in third-party reimbursable charges as a percentage of revenue. Third-party charges, which are included in revenues, declined as a percentage of revenue during the third fiscal quarter of 2012 to a level more consistent with the Company’s historical average for such charges. These third-party charges are related to the Company’s use of helicopter support services, specialized survey technologies and dynamite energy sources in areas with limited access. The Company is reimbursed for these expenses by its clients. The decline in third-party charges is primarily a result of the Company’s movement of operations towards the more open terrain of the western United States.

As anticipated in the Company’s fiscal second quarter earnings press release, the Company experienced lower utilization rates during the third fiscal quarter as crews were affected by project preparation, land access permit issues and client delays. In addition, the Company experienced further significant impact to utilization rates as a result of weather delays, agricultural activity on several projects and unanticipated crew moves as the Company worked to reschedule projects. Approximately one-half of the Company’s fourteen crews were impacted during the quarter. The Company expects a return to higher utilization in the current quarter, the Company’s fourth fiscal quarter ending September 30, 2012.

Included in the third quarter fiscal 2011 results were transaction costs of $1,465,000 related to a terminated merger agreement. Reflected in the third fiscal quarter 2012 results was an increase in depreciation expenses of $428,000 from the same period of fiscal 2011. The increase in depreciation expense was related to the Company’s investment in additional recording equipment and additional energy source units during the past 18 months.

Stephen Jumper, President and CEO of Dawson Geophysical Company, said, “While poor weather conditions, land permit access issues and client delays negatively impacted utilization rates during the quarter, demand for services remains strong. Order book levels are at their highest levels since 2008 as clients continue to search for hydrocarbons in predominantly oil and liquid-rich regions. We began to see improving utilization rates in late July and anticipate a return to higher utilization in the remaining months of our fiscal fourth quarter.”

Jumper continued, “Revenue for the quarter-end June 30, 2012 also declined due to lower third-party charges as projects required fewer outside support services ranging from helicopter support, specialized survey technologies and dynamite energy sources. We anticipate third-party charges as a percentage of revenue to be more consistent with historical levels going forward as exploration activity in eastern United States areas such as the Marcellus Shale reduces and we further ramp up seismic services in the more oil-rich western regions of the United States, including the Permian Basin, Mississippi Lime, Eagle Ford, Bakken and Niobrara Shale areas.”

NEWS RELEASE

Dawson Geophysical Company

508 W. Wall, Suite 800

Midland, TX 79701

Nine Month Results

Revenues for the nine months ended June 30, 2012 were $246,276,000 compared to $249,023,000 for the nine months ended June 30, 2011. Net income for the nine months ended June 30, 2012 was $9,961,000, or $1.27 earnings per share, as compared to a net loss of $6,190,000, or $0.79 loss per share, for the same period of fiscal 2011. EBITDA for the nine months ended June 30, 2012 increased to $38,985,000 from $14,939,000 for the nine months ended June 30, 2011. Included in the Company’s nine month fiscal 2012 results is a $0.18 per share one-time tax benefit, taken in the first quarter of 2012, related to transaction costs for a terminated merger agreement. Included in the nine month fiscal 2011 results were transaction costs of $2,422,000 related to the same terminated merger agreement. Depreciation expense for the nine months ended June 30, 2012 increased $1,325,000 compared to the same period in fiscal 2011. As with third fiscal quarter 2012 results, third-party charges, which are included in revenues, declined as a percentage of revenue during the first nine months of fiscal 2012.

In the fourth fiscal quarter 2012, utilization rates are improving as many of the issues encountered in the third quarter resolve themselves. A return to higher utilization rates in the fourth fiscal quarter 2012 and continuing into 2013 is anticipated. The Company is active in the Permian Basin, Eagle Ford Shale of South Texas, Mississippi Lime of Oklahoma and Kansas, Niobrara and Bakken Shale areas. The Company had one crew operating in the Marcellus Shale region, which started work late last quarter and completed operation in late July. The crew will return to the Marcellus Shale area early in the first fiscal quarter of 2013 and continue operations well into calendar 2013.

Interest levels and solicitations for proposals for fiscal 2013 remain high. Although the Company’s clients may cancel, delay or modify the scope of their contracts on short notice, the Company’s order book reflects commitments sufficient to maintain the Company’s operation at full capacity well into fiscal 2013 and remains at its highest level since 2008 in terms of number of projects, project size and client mix. As always, the Company remains subject to delays related to weather, securing land access permits and other factors, which can affect operating results from quarter to quarter.

In response to continued robust demand, the Company’s Board of Directors has approved a fiscal 2012 capital budget of $50,000,000. Through June 30, 2012, the Company has spent or committed $42,545,000 of the $50,000,000 capital budget primarily on equipment and energy sources, including nineteen INOVA vibrator energy source units, 10,500 additional OYO GSR single-channel recording units, 3,000 stations of OYO GSR three-channel units with three-component geophones and additional conventional geophones. The balance of the capital budget will be used to meet additional needs as they arise. As of June 30, 2012, the Company owns 36,350 OYO GSR single-channel recording units, 4,000 OYO GSR four-channel recording units, 3,000 OYO GSR three-channel recording units and 7,000 three-component geophones. The Company’s total cable-less channel count is in excess of 61,000 and overall channel count is approximately 167,000. The Company owns 168 vibrator energy source units.

The Company is continuing its expansion into Canada and expects to begin operations in Western Canada during the 2012-2013 winter season with one or two crews. On June 1, 2012, the Company appointed Mr. Jason Nelson as the General Manager of the Calgary, Alberta office of its Canadian subsidiary, Dawson Seismic Services ULC. Mr. Nelson has more than twenty years of industry experience, primarily in Canada and Latin America. Mr. Nelson will work closely with Doug Schmidt, who as previously announced will be President of Dawson’s operations in Canada.

Jumper continued, “Based on generally strong demand for seismic services in Canada, coupled with our desire to carefully expand the scope of our operations, we made a business decision to enter the Canadian seismic market. Jason Nelson’s overall expertise and knowledge of the Canadian seismic market will help us maintain the strong Dawson Geophysical brand and build our operations in the Canadian seismic market. We all look forward to working with Jason and welcome him to the Dawson Geophysical team.”

Conference Call Information

Dawson will host a conference call to review its third fiscal quarter 2012 financial results on August 1, 2012, at 9 a.m. CDT. Participants can access the call at (877) 317-6789 (US), (866) 605-3852 (Canada) or (412) 317-6789 (International). To access the live audio webcast or the subsequent archived recording, visit the Dawson website at www.dawson3d.com. Callers can access the telephone replay through August 6, 2012 by dialing (877) 344-7529 (US) or (412) 317-0088 (International). The passcode is 10016944. The Webcast will be recorded and available for replay on Dawson’s website until August 6, 2012.

About Dawson

Dawson Geophysical Company is a leading provider of onshore seismic data acquisition services in the lower 48 states of the United States. Founded in 1952, Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries.

NEWS RELEASE

Dawson Geophysical Company

508 W. Wall, Suite 800

Midland, TX 79701

Non-GAAP Financial Measures

This press release contains information about the Company’s EBITDA, a non-GAAP financial measure as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company defines EBITDA as net income (loss) plus interest expense, interest income, income taxes, depreciation and amortization expense. The Company uses EBITDA as a supplemental financial measure to assess:

•	the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis;

•	its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and

•	the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs.

The Company also understands that such data is used by investors to assess the Company’s performance. However, the term EBITDA is not defined under generally accepted accounting principles, and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with generally accepted accounting principles. When assessing the Company’s operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net income (loss), cash flow from operating activities or other cash flow data calculated in accordance with generally accepted accounting principles. In addition, the Company’s EBITDA may not be comparable to EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as the Company. Further, the results presented by EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, depreciation and amortization. A reconciliation of the Company’s EBITDA to its net income (loss) is presented in the table following the text of this press release.

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. These risks include but are not limited to the volatility of oil and natural gas prices, dependence upon energy industry spending, disruptions in the global economy, industry competition, delays, reductions or cancellations of service contracts, high fixed costs of operations, external factors affecting our crews such as weather interruptions and inability to obtain land access rights of way, whether we enter into turnkey or term contracts, crew productivity, limited number of customers, credit risk related to our customers, the availability of capital resources and operational disruptions. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Form 10-K for the fiscal year ended September 30, 2011. Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating revenues	$68,348,000	$98,033,000	$246,276,000	$249,023,000
Operating costs:
Operating expenses	55,652,000	85,431,000	199,668,000	225,324,000
General and administrative	2,570,000	3,804,000	8,046,000	9,396,000
Depreciation	8,328,000	7,900,000	24,092,000	22,767,000

	66,550,000	97,135,000	231,806,000	257,487,000

Income (loss) from operations	1,798,000	898,000	14,470,000	(8,464,000)
Other income (expense):
Interest income	5,000	2,000	16,000	33,000
Interest expense	(134,000)	—	(422,000)	—
Other income	311,000	21,000	423,000	603,000

Income (loss) before income tax	1,980,000	921,000	14,487,000	(7,828,000)

Income tax (expense) benefit:	(839,000)	(587,000)	(4,526,000)	1,638,000

Net income (loss)	$1,141,000	$334,000	$9,961,000	$(6,190,000)

Basic income (loss) per common share	$0.15	$0.04	$1.27	$(0.79)

Diluted income (loss) per common share	$0.14	$0.04	$1.26	$(0.79)

Weighted average equivalent common shares outstanding	7,846,417	7,812,519	7,839,983	7,801,396

Weighted average equivalent common shares outstanding-assuming dilution	7,924,009	7,925,181	7,934,367	7,801,396

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$48,739,000	$26,077,000
Short-term investments	2,750,000	—
Accounts receivable, net of allowance for doubtful accounts of $250,000 and $155,000 at June 30, 2012 and September 30, 2011, respectively	56,017,000	86,716,000
Prepaid expenses and other assets	5,037,000	4,254,000
Current deferred tax asset	2,222,000	1,236,000

Total current assets	114,765,000	118,283,000

Property, plant and equipment	321,095,000	302,647,000
Less accumulated depreciation	(156,379,000)	(156,106,000)

Net property, plant and equipment	164,716,000	146,541,000

Total assets	$279,481,000	$264,824,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,593,000	$18,732,000
Accrued liabilities:
Payroll costs and other taxes	2,569,000	1,436,000
Other	6,324,000	9,230,000
Deferred revenue	4,320,000	9,616,000
Current maturities of note payable and obligations under capital leases	5,866,000	5,290,000

Total current liabilities	45,672,000	44,304,000

Long-term liabilities:
Note payable and obligations under capital leases less current maturities	7,066,000	10,281,000
Deferred tax liability	27,397,000	22,076,000

Total long-term liabilities	34,463,000	32,357,000

Stockholders’ equity:
Preferred stock-par value $1.00 per share; 5,000,000 shares authorized, none outstanding	—	—
Common stock-par value $.33 1/3 per share; 50,000,000 shares authorized, 8,031,369 and 7,910,885 shares issued and outstanding at June 30, 2012 and September 30, 2011, respectively	2,677,000	2,637,000
Additional paid-in capital	92,773,000	91,591,000
Retained earnings	103,896,000	93,935,000

Total stockholders’ equity	199,346,000	188,163,000

Total liabilities and stockholders’ equity	$279,481,000	$264,824,000

Reconciliation of EBITDA to Net Income (Loss)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(in thousands)		(in thousands)
Net income (loss)	$1,141	$334	$9,961	$(6,190)
Depreciation	8,328	7,900	24,092	22,767
Interest expense (income), net	129	—	406	—
Income tax expense (benefit)	839	587	4,526	(1,638)

EBITDA	$10,437	$8,821	$38,985	$14,939

Reconciliation of EBITDA to Net Cash Provided (Used) by Operating Activities

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(in thousands)		(in thousands)
Net cash provided (used) by operating activities	$37,098	$(3,558)	$58,004	$(469)
Changes in working capital and other items	(26,326)	12,760	(17,657)	17,043
Noncash adjustments to income	(335)	(381)	(1,362)	(1,635)

EBITDA	$10,437	$8,821	$38,985	$14,939